UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 1, 2012

Date of earliest event reported: January 31, 2012

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square
Docklands
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

+353 1 897 2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, Warner Chilcott Pharmaceuticals S.à r.l. (a subsidiary of Warner Chilcott plc (the “Company”)) entered into an employment agreement with Mr. Marinus Johannes van Zoonen, the Company’s President, Europe/International and Marketing.  The agreement was effective as of such date.  The agreement, which follows the standard form of employment agreement used by the Company for its named executive officers, replaces and supersedes Mr. van Zoonen’s prior arrangements that carried over from his employment with The Procter & Gamble Company (“P&G”) when the Company acquired P&G’s global branded pharmaceutical business in October 2009.  The agreement provides for a minimum annual base salary of 542,372 Swiss Francs (or $576,758 based on the Swiss Franc to U.S. dollar exchange rate as of January 3, 2012) and provides that Mr. van Zoonen is eligible to (i) participate in incentive compensation programs of the Company on a basis comparable to other key executives and (ii) receive a discretionary annual cash incentive.  The agreement also provides for certain benefits (including severance and, in some circumstances, health and welfare benefits) in the event of a termination of employment by reason of death or disability, by the Company without cause or by Mr. van Zoonen for good reason.  The agreement includes substantial restrictive covenants.

In connection with entering into the agreement, Mr. van Zoonen received a $4,000,000 special equity grant consisting of 34% restricted share units, 33% performance share units and 33% options to purchase ordinary shares of the Company.  This special grant and Mr. van Zoonen’s annual equity grant were made on January 31, 2012, and each vest ratably over four years (subject to continued employment and, with respect to the performance share unit awards, performance conditions).  Mr. van Zoonen will also receive an expatriate package that includes certain health and welfare benefits.

The foregoing description of Mr. van Zoonen’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of his employment agreement, a copy of which is attached hereto as Exhibit 99.1 and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d).           Exhibits

Exhibit Number	Description
99.1	Employment Agreement with Marinus Johannes van Zoonen entered into on January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Chilcott Public Limited Company

By:	/s/ Paul Herendeen
Name: Paul Herendeen
Title: Executive Vice President and Chief Financial Officer

Date: February 1, 2012